   As Filed with the Securities and Exchange Commission on September 11, 2003

                                                     Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  MEDQUIST INC.
              -----------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         NEW JERSEY                                                   22-2531298
-------------------------------                          ---------------------------------------
(State or Other Jurisdiction of                          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                          5 Greentree Centre, Suite 311
                            Marlton, New Jersey 08053
                                 (856) 810-8000
              -----------------------------------------------------
                    (Address of principal executive offices)

                      MEDQUIST INC. 2002 STOCK OPTION PLAN
              -----------------------------------------------------
                            (Full title of the plan)

                      John M. Suender, Chief Legal Officer
                                  MedQuist Inc.
                          5 Greentree Centre, Suite 311
                                Marlton, NJ 08053
              -----------------------------------------------------
                     (Name and address of agent for service)

                                 (856) 810-8000
              -----------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
Title of shares to be       Amount to be         Proposed maximum        Proposed maximum       Amount of registration
registered                  registered (1)       offering price per      aggregate offering     fee
                                                 share                   price (2)

       Common Stock           1,500,000              $19.97               $29,955,000               $2,423.36
     ($.01 par value)
=======================================================================================================================

(1) This registration statement (the "Registration Statement") registers the issuance of 1,500,000 shares of Common Stock, no par value per share (the "Common Stock") of MedQuist Inc. (the "Registrant"), plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution, stock split or stock dividend provisions contained in the Plan.

(2) Pursuant to Rule 457(h)(1) and Rule 457(c), in the case of an employee stock option plan where the exercise price is not known, the aggregate offering price and the fee are based upon the average of the high and low sales prices of a share of Common Stock of MedQuist Inc. reported on the Nasdaq National Market on September 5, 2003.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

                  The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission"), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.           Registrant Information and Employee Plan Annual Information.

                  MedQuist Inc. ("MedQuist" or the "Company") will furnish without charge to each person to whom a prospectus is delivered, a copy of any and all of the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to MedQuist Inc., 5 Greentree Centre, Suite 311, Marlton, New Jersey 08053, Attention: Chief Legal Officer, telephone number (856) 810-8000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents which have been filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

                  (a) MedQuist's latest Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on March 25, 2003;

                  (b) MedQuist's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, filed with the Commission on May 13, 2003 and August 12, 2003, respectively;

                  (c) MedQuist Current Reports on Form 8-K filed with the Commission on February 13, 2003, April 24, 2003 and July 25, 2003;

                  (d) The description of MedQuist's Common Stock contained in the Registration Statement on Form S-3, filed with the Commission on March 25, 1999, as amended, including any amendments or reports filed for the purpose of updating such description.

                  All documents filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  The Company's Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of any duty in his or her capacity as a director owed to the Company or to the shareholders of the Company, except for liability for breach of the director's duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or which involve a knowing violation of law, or for any act or omission which results in receipt by the director of an improper personal benefit.

                  Section 14A:3-5 of the Corporation Law of the State of New Jersey ("NJCL") permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Article 10 of the Company's Bylaws provides that the Company, to the full extent permitted by Section 14A:3-5 of the NJCL, shall indemnify all past and present directors or officers of the Company and may indemnify all past or present employees or other agents of the Company. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Article 10, or in defense of any claim, issue, or matter therein, he or she shall be indemnified by the Company against expenses in connection therewith. Such expenses shall be paid by the Company in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

         Exhibit No.          Description
         -----------          -----------
         4.1                  MedQuist Inc. 2002 Stock Option Plan (incorporated
                              by reference to Exhibit A to the Company's Proxy
                              Statement on Schedule 14A, filed with the Commission on April 24, 2002)
         5.1                  Opinion of John M. Suender, Chief Legal Officer of
                              the Company
         23.1                 Consent of KPMG LLP
         23.2                 Consent of John M. Suender (included in the
                              opinion filed as Exhibit 5.1 hereto)
         24.1                 Power of Attorney (see signature page at 7)

Item 9.           Undertakings.

                  The undersigned Registrant hereby undertakes as follows:

                  (a) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlton, New Jersey, on September 10, 2003.

                                MEDQUIST INC.



                                By: /s/ John Quaintance
                                    ----------------------------------------
                                   John Quaintance, Executive Vice President
                                   (Principal Executive Officer)

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John M. Suender, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: September 10, 2003              /s/ John Quaintance
                                      ------------------------------------------
                                      John Quaintance, Executive Vice President
                                      (Principal Executive Officer)

Date: September 10, 2003              /s/ Brian J. Kearns
                                      ------------------------------------------
                                      Brian J. Kearns, Executive
                                      Vice President, Treasurer and
                                      Chief Financial Officer
                                      (principal financial officer and
                                      principal accounting officer)

Date:  September 10, 2003
                                      ------------------------------------------
                                      Hans M. Barella, Director

Date:  September 10, 2003             /s/ William E. Curran
                                      ------------------------------------------
                                      William E. Curran, Director


Date:  September 10, 2003             /s/ Stephen H. Rusckowski
                                      ------------------------------------------
                                      Stephen H. Rusckowski, Director


Date:  September 10, 2003             /s/ A. Fred Ruttenberg
                                      ------------------------------------------
                                      A. Fred Ruttenberg, Director


Date:  September 10, 2003             /s/ Richard H. Stowe
                                      ------------------------------------------
                                      Richard H. Stowe, Director


Date:  September 10, 2003             /s/ John H. Underwood
                                      ------------------------------------------
                                      John H. Underwood, Director


Date:  September 10, 2003             /s/ Scott M. Weisenhoff
                                      ------------------------------------------
                                      Scott M. Weisenhoff, Director


Date:  September 10, 2003             /s/ Erik J. Westerink
                                      ------------------------------------------
                                      Erik J. Westerink, Director

                                 EXHIBIT INDEX


         5.1 Opinion of John M. Suender, Chief Legal Officer of the Company
         23.1                 Consent of KPMG LLP
         23.2 Consent of John M. Suender (included in the opinion filed as Exhibit 5.1 hereto)
         24.1                 Power of Attorney (see signature page at 7)